EXHIBIT 5.1

                          Sonnenschein Nath & Rosenthal
                                8000 Sears Tower
                             Chicago, Illinois 60606



                                                     May 5, 1999



LaserSight Incorporated
3300 University Boulevard, Suite 140
Orlando, Florida 32792

Ladies and Gentlemen:

         We have acted as counsel to LaserSight Incorporated, a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Securities Act") pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on or about the date of this letter (the "Registration Statement") of an aggregate of up to 2,887,466 shares of the Company's common stock, par value $.001 per share (together with the associated preferred stock purchase rights, the "Common Stock"), issued or issuable from time to time by the Company as follows:

         (i) an aggregate of 2,250,000 shares of Common Stock (the "Placement Shares") issued pursuant to that certain Securities Purchase Agreement dated as of March 22, 1999 (the "Securities Purchase Agreement") to the investors named therein;

         (ii) an aggregate of up to 225,000 shares of Common Stock (the "Placement Warrant Shares") issuable upon the exercise of outstanding warrants to purchase Common Stock (such warrants, the "Placement Warrants") issued pursuant to the Securities Purchase Agreement to the investors named therein; and

         (iii) an aggregate of 114,941 shares of Common Stock (the "Foothill Shares") issued to Foothill Capital Corporation upon the exercise of warrants to purchase Common Stock issued to Foothill Capital Corporation in April 1997.

         (iv) an aggregate of up to 297,525 shares of Common Stock (the "Foothill Warrant Shares") issuable upon the exercise of outstanding warrants to purchase Common Stock (such warrants, the "Foothill Warrants") issued to Foothill Capital Corporation in April 1997.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Securities Purchase Agreement, the Placement Warrants, the Foothill Warrants, the Registration Statement, the Certificate of Incorporation of the Company as currently in effect, the By-laws of the Company as currently in effect, various resolutions of the Board of Directors of the Company, and such other documents,

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instruments, records, certificates of public officials, certificates of officers or representatives of the Company, the Selling Stockholders (as defined in the Registration Statement) and others, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Stockholders and others.

         Based upon and subject to the foregoing, we are of the opinion that, when sold by the Selling Stockholders pursuant to the Registration Statement, and provided no stop order shall have been issued by the Commission relating thereto:

         (i) the Placement Shares, when sold and delivered in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.

         (ii) the Placement Warrant Shares, when issued, sold and delivered in the manner and for the consideration contemplated by the terms of the Placement Warrants and as stated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable;

         (iii) the Foothill Shares, when sold and delivered in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable; and

         (iv) the Foothill Warrant Shares, when issued, sold and delivered in the manner and for the consideration contemplated by the terms of the Foothill Warrants and as stated in the Registration Statement and any Prospectus Supplement relating thereto, will be validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to the qualifications that (a) enforcement of the Company's obligations under the Placement Warrants and the Foothill Warrants may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding at law or in

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equity), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. We do not, in giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

                                               Very truly yours,


                                               /S/ Sonnenschein Nath & Rosenthal